UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2013

CES SYNERGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-183659	460839941
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

39646 Fig Street

 P.O. Box 1299

Crystal Springs, FL 33524

(Address of principal executive offices) (zip code)

813-788-1688

 (Registrant's telephone number, including area code)

Copies to:

Andrea Cataneo, Esq.

Jeff Cahlon, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, NY 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by CES Synergies, Inc. (formerly known as Green Living Concepts Inc.) on November 4, 2013, solely to include a Management’s Discussion and Analysis of Financial Condition and Results of Operations relating to the financial condition and results of operations of Cross Environmental Services, Inc., for each of the nine month periods ended September 30, 2013 and 2012, as well as financial statements and related notes for such periods.

Item 2.01 Completion of Acquisition or Disposition of Assets

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Results of Operations

Nine Months Ended September 30, 2013 Compared to Nine Months Ended September 30, 2012

The following table presents our results of operations for the nine months ended September 30, 2013 compared to the nine months ended September 30, 2012.

	For the Nine Months Ended
	9/30/2013	9/30/2012

Revenues	$11,151,560	$13,972,574

Cost of revenues	8,657,771	10,483,340

Gross profit	2,493,789	3,489,234

General and administrative expenses	2,592,266	2,515,442

Net income/(loss) from operations	(98,477)	973,792

Other income(expense)
Gain(Loss) on Disposal of Assets	-	270,870
Other Income(Expenses)	7,726	8,584
Interest expense	(169,826)	(118,024)
Total Other Income (Expense)	(162,100)	161,430

Income from continuing operations
before income taxes	(260,577)	1,135,222

Income taxes	0	0

Net income	(260,577)	1,135,222

Comprehensive income(loss) items	0	0

Net comprehensive income	$(260,577)	$1,135,222

Revenues

Revenues for the nine months ended September 30, 2013 decreased to $11,166,560 as compared to $13,972,574 for the nine months ended September 30, 2012, a decrease of 20%. The decrease is primarily attributable to the completion of projects with the Louisiana Land Trust, which generated revenues of $2 million in 2012.

Cost of Revenues and Gross Profit

Cost of revenues for the nine months ended September 30, 2013 decreased to $8,657,771 as compared to $10,483,340 for the nine months ended September 30, 2012, a decrease of 18%. The decrease is primarily attributable to lower revenues in 2013.

Gross profit for the nine months ended September 30, 2013 decreased to $2,493,789 as compared to $3,489,234 for the nine months ended September 30, 2012, a decrease of 29%.  Our gross margin decreased due to the completion of projects with the Louisiana Land Trust, which generated revenues of $2 million in 2012 at better gross margins than the company earned on contracts in 2013.

General and Administrative Expenses

General and administrative expenses for the nine months ended September 30, 2013 increased to $2,592,266 as compared to $2,515,442 for the nine months ended September 30, 2013, an increase of 1%.   Our general and administrative expenses increased due primarily to increases in our group health insurance premiums and increased participation by employees in the group health plan, an increase in the cost of obtaining business licenses to support our expansion into 11 states, and increases in office expenses for computer services regarding our servers and the operation of our plans plotter.

Net Income/(Loss)

Net loss for the nine months ended September 30, was $(260,577) as compared to a profit of $1,135,222 for the nine months ended September 30, 2012. The decrease in our net income was attributable mainly to the lower revenues in 2013, higher interest expense ($169,826 in 2013, vs. $118,024 in 2012), lower gains on disposals of surplus assets ($0 in 2013 vs. $270,870 in 2012), together with the higher general and administrative expenses in 2013.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. Significant factors in the management of liquidity are funds generated by operations, levels of contracts receivable and accounts payable, and capital expenditures.

At September 30, 2013 and September 30, 2012, we had cash of $91,173 and $265,127, respectively and working capital of $2,883,713 and $3,184,331, respectively.

Sources of liquidity. Since inception, we have funded operations primarily through cash flow from operations and various loans and notes. We believe that available cash and cash equivalents and availability under our borrowing facilities, combined with our access to credit markets, will be sufficient to fund our operations through 2013 and thereafter.

Nine Months Ended September 30, 2013 and 2012

Cash flows from operating activities. Operating activities generated $123,159 of net cash during the nine months ended September 30, 2013. During that period, we had a net loss of ($260,577), which is net of depreciation and other non-cash items totaling $430,452.  Net changes in contracts and other receivables, inventory, costs in excess of billings, and prepaid expenses used $1,006,740 in cash. These were offset by net changes in accounts payable, accrued liabilities and billings in excess of estimated costs and earnings, which generated $960,024 in cash.

Operating activities provided $1,242,130 of net cash during the nine months ended September 30, 2012. During that period, we had net income of $1,135,222, which is net of depreciation and other non-cash items totaling $175,372. Net changes in contracts and other receivables, inventory, costs in excess of billings, and prepaid expenses generated $321,321 in cash. These were offset by net changes in accounts payable, accrued liabilities and billings in excess of estimated costs and earnings, which used $389,785 in cash.

Cash flows from investing activities. Cash used for investing activities during the nine months ended September 30, 2013 totaled $513,480, related to the purchase of earth moving equipment and motor vehicles. There were no gains/losses from the disposal of assets in the period.

Cash used for investing activities during the nine months ended September 30, 2012 totaled $128,644, arising from the sale of surplus assets offset proceeds from the disposal of surplus assets. The Company recorded gains on disposals of fixed assets totaling $270,870.

Cash flows from investing activities primarily relate to capital expenditures to support our growth.

Cash flows from financing activities. Net cash generated from financing activities during the nine months ended September 30, 2013 totaled $349,052. This was due to the increase in long-term debt of $1,755,640 and capital contributed of $180, offset by a $906,411 reduction in a loan from an officer and distributions totaling $500,357.

Net cash used by financing activities during the nine months ended September 30, 2012 totaled $1,877,502. During the period we repaid $1,615,813 of notes payable and made distributions of $691,083, offset by new borrowings totaling $429,394.

Long Term Debt.  To date we have financed our operations through internally generated revenue from operations, the sale of our common stock, the issuance of notes and loans from shareholders.  At September 30, 2013 we had the following debt outstanding:

(i)

Demand loan from shareholder, Clyde Biston, bearing annual interest at 4.8%.  At September 30, 2013, $127,041 was outstanding under the loan.  In the quarter ended September 30, 2013, the company repaid $4,400 of principal under the loan.  At September 30, 2012, $247,412 was outstanding under the loan.  In the quarter ended September 30, 2012, the company repaid $4,400 of principal under the loan.

(ii)

A line of credit from Florida Traditions Bank, Dade City, FL, bearing variable interest of 1.25% over prime, secured by land, improvements, and accounts receivable. The line of credit matures December 20, 2014.  At September 30, 2013, $3,983,486 was outstanding under the line.  In the quarter ended September 30, 2013, the company made no repayments of principal under the line, and borrowed an additional $800,00.  At September 30, 2012, $2,333,486 was outstanding under the line.  In the quarter ended September 30, 2012, the company made no repayments of principal under the line.

(iii)

Various installment loans payable in payments, with interest rates ranging from 0% - 9.5%, secured by various equipment and property.  At September 30, 2013, $1,171,634 was outstanding under the loans.  In the quarter ended September 30, 2013, the company repaid $138,942 of principal under the loans.  At September 30, 2012, $2,802,037 was outstanding under the loans.  In the quarter ended September 30, 2012, the company repaid $96,819 of principal under the loans.

At September 30, 2013, a total of $5,282,160 was outstanding under all loans and the line of credit.  $418,911 of that amount is due and payable in the 12 months following that date.

Business Segments

The accounting standards for reporting information about operating segments define operating segments as components of an enterprise for which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision maker is the Chief Executive Officer. The Company is organized by line of business. While the Chief Executive Officer evaluates results in a number of different ways, the line of business management structure is the primary basis for which the allocation of resources and financial results are assessed. Under the aforementioned criteria, the Company operates in three operating and reporting segments: remediation, demolition and insulation.

Remediation derives its income from mold remediation and abatement services for a broad range of environments.  Demolition offers full scale commercial demolition and wrecking down to interior and selective demolition and strip down services.

Our third segment, Insulation, derives its revenue from re-insulation and insulation of new and remodeling projects.

Business Segment Performance

The following table sets forth the operating income (loss) by segment for the nine months ended September 30, 2013 and September 30, 2012.  The information provided in the table is obtained from internal information that is provided to the Company’s chief operating decision maker for the purpose of corporate management. The Company uses operating income (loss) to measure segment performance as recorded below:

	For the nine months ended
	9/30/2013	9/30/2012
Remediation

Revenue	$5,850,718	$4,919,548
Cost of revenues	4,482,440	3,363,761
Gross profit	1,368,278	1,555,787

General & administrative expense	894,165	919,706
Other (income)/expense	(2,610)	(7,000)

Net Income from segment	$476,723	$643,081

	9/30/2013	9/30/2012
Demolition

Revenue	$4,737,248	$8,497,028
Cost of revenues	3,726,233	6,711,303
Gross profit	1,011,015	1,785,725

General & administrative expense	620,423	544,071

Other (income)/expense	72,884	(242,202)

Net Income from segment	$317,708	$1,483,856

	9/30/2013	9/30/2012
Insulation

Revenue	$557,671	$539,567
Cost of revenues	453,882	422,479
Gross profit	103,789	117,088

General & administrative expense	54,523	52,532
Other (income)/expense	(1,739)	(3,543)

Net Income from segment	$51,005	$68,099

Remediation Segment Performance

Revenues

Revenues for the nine months ended September 30, 2013 for the Remediation segment increased to $5,850,718 as compared to $4,919,548 for the period September 30, 2012, an increase of 19%. The increase is attributable to the larger number of available projects in 2013.

Cost of Revenues and Gross Profit (Loss)

Cost of revenues for the nine months ended September 30, 2013 for the Remediation segment increased to $4,482,440 as compared to $3,363,761 for the period ended September 30, 2012, an increase of 33%. The increase is attributable to the increased number of projects available in 2013, and the highly competitive market for those projects which resulted in lower gross margins 2013.

Gross profit for the nine months ended September 30, 2013 for the Remediation segment decreased to $1,368,278 as compared to $1,555,787 for the period ended September 30, 2012, a decrease of 12%.  Our gross profit decreased as a result of lower margins attributable to highly competitive market in 2013.

General and Administrative Expenses

General and administrative expenses for the nine months ended September 30, 2013 for the Remediation segment decreased to $894,165 as compared to $919,706 for the period ended September 30, 2012, a decrease of 3%. The reduction in sales activity, less travel by salesman, and lower telephone activity, were the main reasons for the reduction.

Other Income/(Expense)

Other income for the nine months ended September 30, 2013 for the Remediation segment decreased to $2,610 as compared to $7,000 for the period ended September 30, 2012, a decrease of 63%. The company recorded gains of $5,750 on sales of surplus assets in 2012.  There were no gains in 2013.

Net Income (Loss)

Net income for the nine months ended September 30, 2013 for the Remediation segment was $476,723 as compared to net income of $643,081 for the nine months ended September 30, 2012, a decrease of 26%. The decrease in was mainly attributable to the lower margins caused by the highly competitive market in the first three quarters of 2013

Demolition Segment Performance

Revenues

Revenues for the nine months ended September 30, 2013 for the Demolition segment decreased to $4,737,247 as compared to $8,497,028 for the period ended September 30, 2012, a decrease of 44%. The decrease is primarily attributable to the completion of work for the Louisiana Land Trust, which was not replaced by significant new contracts.

Cost of Revenues and Gross Profit (Loss)

Cost of revenues for the nine months ended September 30, 2013 for the Demolition segment decreased to $3,726,233 as compared to $6,711,303 for the period ended September 30, 2012, a decrease of 44%. The decrease is primarily attributable to the completion of work for the Louisiana Land Trust.

Gross profit for the nine months ended September 30, 2013 for the Demolition segment decreased to $1,011,015 as compared to $1,785,725 for the period ended September 30, 2012, a decrease of 43%.  Our gross profit decreased as a result of the completion of work for the Louisiana Land Trust.  Gross margin remained virtually unchanged between 2012 and 2013.

General and Administrative Expenses

General and administrative expenses for the nine months ended September 30, 2013 for the Demolition segment increased to $620,423 as compared to $544,071 for the period ended September 30, 2012, an increase of 14%. The increase is primarily attributable to the addition of one new salesman and an increase in health insurance rate premiums.

Other Income/(Expense)

Other expense for the nine months ended September 30, 2013 for the Demolition segment increased to ($72,884) as compared to income of $242,202 for the period ended September 30, 2012.  The increase is primarily attributable to additional interest expense on new loans for mini excavators purchased in 2013, and the $260,120 of gains recorded in 2012 on the disposal of surplus assets.  There were no gains in 2013.

Net Income (Loss)

Net income for the nine months ended September 30, 2013 for the Demolition segment was $317,708 as compared to $1,483,856 for the nine months ended September 30, 2012. The 79% decrease was attributable primarily to the lower revenue caused by the fall off in Louisiana Land Trust work, the higher general and administrative expenses in 2013, and the absence of gains from disposal of surplus assets.

Insulation Segment Performance

Revenues

Revenues for the nine months ended September 30, 2013 for the Insulation segment increased to $557,671 as compared to $539,567 for the period ended September 30, 2012, an increase of 3%. The increase is attributable to normal fluctuation in our revenue stream.

Cost of Revenues and Gross Profit (Loss)

Cost of revenues for the nine months ended September 30, 2013 for the Insulation segment increased to $453,882 as compared to $422,479 for the period ended September 30, 2012, an increase of 7%.  The increase was a result of higher costs for fluctuations in labor hours, materials used, and an increase in premiums paid for workers compensation 2013.

Gross profit for the nine months ended September 30, 2013 for the Insulation segment decreased to $103,789 as compared to $117,088 for the period ended September 30, 2012, a decrease of 9%.  Our gross profit decreased as a result of normal fluctuation in labor hours, materials used, and an increase in premiums paid for workers compensation insurance.

General and Administrative Expenses

General and administrative expenses for the nine months ended September 30, 2013 for the Insulation segment increased to $54,523 as compared to $52,532 for the period ended September 30, 2012, an increase of 4%.  The increase is primarily attributable to an increase in group health insurance rates.

Other Income/(Expense)

Other income for the nine months ended September 30, 2013 for the Insulation segment decreased to $1,739 as compared to $3,543 for the period ended September 30, 2012, a decrease of 51%.  Discounts taken on accounts payable in 2012 exceeded those taken in 2013.

Net Income (Loss)

Net income for the nine months ended September 30, 2013 for the Insulation segment was $51,005 as compared to $68,099 for the nine months ended September 30, 2012. The decrease of 25% in was attributable a combination of the decrease in gross margins and the increase in general and administrative expenses, which exceeded the increase in revenues.

Item 9.01 Financial Statements and Exhibits.

Item 9.01 of the Form 8-K is hereby amended and supplemented as follows:

(a)            Financial Statements of Businesses Acquired.  In accordance with Item 9.01(a), Cross Environmental Services, Inc.’s financial statements for each of the nine month periods ended September 30, 2013 and 2012, are included after the signature page.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CES SYNERGIES, INC.

Dated: December 16, 2013	By:	/s/ Clyde A. Biston
Name: Clyde A. Biston
Title: Chief Executive Officer

Dated: December 16, 2013	By:	/s/ Sharon Rosenbauer
Name: Sharon Rosenbauer
Title: Chief Financial Officer

CROSS ENVIRONMENTAL SERVICES, INC.
CONSOLIDATED BALANCE SHEETS

ASSETS

	9/30/2013	12/31/2012
Current Assets
Cash	$ 91,173	$ 132,442
Advances to Employees	21,076	27,381
Contracts Receivable (net of allow. for Bad Debt)	3,842,042	2,893,458
Inventory	75,853	135,142
Prepaid Expenses	353,570	-
Cost and Estimated Earnings in Excess
of Billings on Uncompleted Contracts	780,005	663,191
Total Current Assets	5,163,719	3,851,614

Property and Equipment
Furniture, Fixtures, and Equipment	12,220,293	11,706,813
Less: Accumulated Depreciation	(9,940,287)	(9,561,426)
Net Property & Equipment	2,280,006	2,145,387

Other Assets
Other Receivables	8,826	25,085
Goodwill	1,446,855	1,446,855
Total Other Assets	1,455,681	1,471,940

TOTAL ASSETS	$ 8,899,406	$ 7,468,941

LIABILITIES AND STOCKHOLDERS' EQUITY

	9/30/2013	9/30/2012
Current Liabilities
Accounts Payable	$ 1,029,348	$ 601,555
Accrued Payroll	58,999	78,169
Billings in Excess of Costs and
Estimated Earnings on Uncompleted Contracts	475,934	38,737
Current Portion Long-term Debt	418,911	418,912
Total Current Liabilities	1,983,192	1,137,373

Long-Term Liabilities
Long-term debt, net of current portion	4,863,249	3,517,668
Total Long-Term Liabilities	4,863,249	3,517,668

Stockholders' Equity
Common Stock, $1 Par Value, 160 Shares
Authorized and Issued	160	160
Treasury Stock, 80 Shares, at Cost	(129,356)	(129,356)
Additional Paid in Capital	1,130,424	1,130,424
Retained Earnings	1,051,737	1,812,672
Total Stockholders' Equity	2,052,965	2,813,900

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 8,899,406	$ 7,468,941

"The accompanying notes are an integral part of these consolidated financial statements."

F-1

CROSS ENVIRONMENTAL SERVICES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Nine Months ended
	September 30,	September 30,
	2013	2012
Revenues	$ 11,151,560	$ 13,972,574

Cost of revenues	8,657,771	10,483,340

Gross profit	2,493,789	3,489,234

General and administrative expenses	2,592,265	2,515,442
Net income from operations	(98,476)	973,792

Other income(expense)
Total Other Income (Expense)	($162,100)	$161,430
Income from continuing operations	$ (260,576)	$ 1,135,222
before income taxes

Income taxes	-	-

Net income	(260,576)	1,135,222

Comprehensive income(loss) items	-	-

Net comprehensive income	$ (260,576)	$ 1,135,222

Earnings per share, basic and diluted	$ (1,629)	$ 7,095

Shares used in computing earnings per share, basic and diluted	160	160

"The accompanying notes are an integral part of these consolidated financial statements."

"The accompanying notes are an integral part of these consolidated financial statements."

"The accompanying notes are an integral part of these consolidated financial statements."